UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

VALLEY HIGH MINING COMANY
(Exact name of registrant as specified in its charter)

Nevada	000-51232	68-0582275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4550 NW Newberry Hill Road, Suite 202
Silverdale, WA 98383
(Address of principal executive offices) (Zip Code)

(360) 536-4500
Registrant’s telephone number, including area code:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On June 9, 2014, Valley High Mining Company (the “Company”) filed an Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada to (i) increase the Company’s authorized common stock from fifty million (50,000,000) to five hundred million (500,000,000) shares of common stock, par value $0.001 per share and (ii) authorize the issuance of up to ten million (10,000,000) shares of blank check preferred stock, par value $0.001 (the “Preferred Stock”), which the Board of Directors of the Company shall be authorized to issue, from time to time, in one or more series, to establish from time to time the number of shares to be included in such series, to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations and restrictions thereon.

This description of the amendment is not complete and is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation, a copy of which is filed as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, dated June 9, 2014*

*filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALLEY HIGH MINIG COMPANY

Date: June 16, 2014	By:	/s/ William M. Wright III
Name: William M. Wright III
Title: Chief Executive Officer

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